EXHIBIT 10.22

AMENDMENT NO. 1 TO CHANGE IN CONTROL AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Change in Control Agreement (the “Agreement”) is entered into by and among Ampco-Pittsburgh Corporation (the “Corporation”), Union Electric Steel Corporation (“UES”) and Rodney L. Scagline (the “Executive”), effective as of March 8, 2018.  All capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement.

WHEREAS, the parties have entered into the Agreement effective as of May 5, 2016; and

WHEREAS, the parties wish to revise Section 1 (“Term of Agreement”), to make it consistent with Change in Control Agreements entered into with other executives of the Corporation and its subsidiaries.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.	Section 1 is here by revised in its entirety to read as follows:

This Agreement will commence effective as of the date hereof and shall continue in effect until May 5, 2018; provided, however, that commencing on May 5, 2018 and on each anniversary thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than thirty (30) days prior to such date, either the Corporation or UES shall have given notice that it does not wish to extend this Agreement; provided, further, however, that if a Change in Control shall have occurred during the term of this Agreement, this Agreement cannot be cancelled.

2.	Except as amended by this Amendment, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Amendment as of the date first written above.

AMPCO-PITTSBURGH CORPORATION

By:	/s/ Rose Hoover
Name:	Rose Hoover
Title:	President

UNION ELECTRIC STEEL CORPORATION

By:	/s/ Masha Trainor
Name:	Masha Trainor
Title:	Vice President and Secretary

EXECUTIVE

/s/ Rodney L. Scagline
Rodney L. Scagline